UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 26, 2010
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 755-2400
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Recapitalization of the Company

As previously disclosed, the Company’s Board of Directors formed a Special Committee of three independent directors to review and consider a May 28, 2009 proposal from H C Crown Corp. (“HCC”) regarding a recapitalization of the amounts owed by the Company to HCC and its affiliates.  HCC is a wholly-owned subsidiary of Hallmark Cards, Incorporated (“Hallmark Cards”).  On February 9, 2010, the Special Committee of the Board and HCC approved and executed a Recapitalization Term Sheet, representing non-binding terms of recapitalization transactions for the Company.  On February 26, 2010, the Company entered into the Master Recapitalization Agreement with Hallmark Cards, HCC and related entities that provides for the recapitalization transactions and the agreements described below (the “Recapitalization”).  The summary of the terms of the Recapitalization transactions is qualified entirely by reference to the agreements to which each summary description relates, each of which we have filed with the Securities and Exchange Commission (the “SEC”).

The Recapitalization transactions include, among other things, $315.0 million principal amount of the HCC Debt (as defined below) being restructured into new debt instruments, $185.0 million principal amount of the HCC Debt being converted into convertible preferred stock of the Company, Class B Common Stock being converted into Class A Common Stock with Class A Common Stock becoming the only authorized and outstanding common stock of the Company (the “Class A Common Stock”), and the balance of the HCC Debt being converted into shares of Class A Common Stock of the Company.  Upon execution of the Master Recapitalization Agreement, the automatic termination of the waiver under the existing Amended and Restated Waiver and Standby Purchase Agreement (the “Waiver Agreement”) with Hallmark Cards and HCC was extended until August 31, 2010; the waiver defers payment dates on HCC Debt (excluding accounts payable).

Other aspects of the Recapitalization concern a Credit Agreement for the new debt, an amendment to the Tax Sharing Agreement with Hallmark Cards, a registration rights agreement, mergers of two intermediate holding companies with the Company, efforts to extend or replace the Company’s revolving line of credit, Hallmark Cards’ willingness to guarantee $30.0 million of a revolving line of credit, a standstill agreement of Hallmark entities pursuant to which such entities agree not to acquire, through December 31, 2013, additional shares of Class A Common Stock of the Company, subject to certain exceptions, and agree to certain restrictions on their ability to sell or transfer shares of Class A Common Stock of the Company until December 31, 2013 and, subject to lesser restrictions, until December 31, 2020.

Each of the Company (subject to approval by the Special Committee) and HCC has the right to terminate the Master Recapitalization Agreement at any time after the later of (x) June 30, 2010 and (y) 45 days following receipt of notice that the information statement filed by the Company will not be reviewed by the SEC or that the SEC staff has no further comments thereon, if the Recapitalization has not been consummated prior to that date.  Even if there were such a termination, the Waiver Agreement will continue to provide that the automatic termination date of the waiver will extend to August 31, 2010.  The closing of the Recapitalization is subject to a number of conditions, including, among other things, (a) representations and warranties of the Company being accurate, (b) obtaining a one-year revolving credit agreement mentioned below, (c) there being no judgment or order which prohibits the consummation of the Recapitalization and (d) Hallmark Cards not having delivered a written notice to the Company certifying that Hallmark Cards in its sole discretion (but only after consultation with outside legal counsel) shall have determined that the status of any pending or threatened litigation or regulatory proceeding involving the Company or its subsidiaries in connection with the Recapitalization is unsatisfactory to Hallmark Cards.

From the date of the Master Recapitalization Agreement to the Closing Date, the Company will be subject to various affirmative covenants (including covenants to operate in the ordinary course of business and to keep available the services of its officers and employees and preserve the present relationships with persons doing business with it) as well as various negative covenants (including, among others, with respect to sales, leases or transfers outside the ordinary course of business and acquisitions of material assets other than in accordance with past practices).

If the Recapitalization is consummated, the Hallmark parties will own, excluding the shares of Class A Common Stock that would be received upon conversion of the preferred stock, at least 90.1% of the sum of the outstanding common stock of the Company and shares subject to outstanding options (the outstanding options are for 87,238 shares on the date hereof).  Certain aspects of the Recapitalization require stockholder approval.  Hallmark Entertainment Holdings, Inc. (“HEH”) and certain Hallmark Cards affiliates as direct or indirect owners of a more than a majority of the Company’s voting stock have stated in the Master Recapitalization Agreement, or will provide, their written consent as stockholders to these matters in lieu of holding a meeting of the Company’s stockholders.  No vote of other stockholders will be requested or required.  The closing of the Recapitalization cannot occur until 20 calendar days after an information statement required by regulations of the SEC is sent to the stockholders of the Company, or if such information statement is furnished by sending a Notice of Internet Availability, until 40 calendar days after such notice is sent to the stockholders of the Company.  The Master Recapitalization Agreement requires that the Company use best efforts to prepare and file the information statement with the SEC as promptly as is reasonably practicable (but not later than March 20, 2010).

Morgan Stanley & Co., Incorporated and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. served as financial advisors to the Committee.

General

In the Recapitalization:

•
$315.0 million principal amount of the HCC Debt will be restructured into new debt instruments on the terms summarized below (the “New Debt”), $185.0 million principal amount of the HCC Debt will be converted into an equal amount of convertible preferred stock of the Company on the terms summarized below (the “Convertible Preferred Stock”), and the balance of the HCC Debt as of the closing of the Recapitalization (the “Closing Date”) will be converted into shares of Class A Common Stock at the Conversion Price (as described below). As a result of the Recapitalization, immediately following the closing of the Recapitalization transactions, all of the HCC Debt, except to the extent converted and continued as New Debt, will be extinguished and discharged.

o
“HCC Debt” means (i) the aggregate principal amount of all indebtedness owed to Hallmark Cards, HCC and their controlled affiliates, including accrued and unpaid interest thereon through the Closing Date, but excluding accrued but unpaid interest with respect to the 2001 Note, the 2005 Note and the 2006 Note; (b) all accounts payable and open intercompany accounts of the Company and its subsidiaries owed to HCC and Hallmark Cards and their controlled affiliates (other than the Company and its subsidiaries); and (c) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement (as defined below) through December 31, 2009; provided that for the avoidance of doubt the following shall not constitute HCC Debt:  (i) Reimbursement Obligations (as defined in the Master Recapitalization Agreement), (ii) Ordinary Course of Business Obligations (as defined in the Master Recapitalization Agreement), and (iii) any amounts due to Hallmark Cards or its affiliates under the Tax Sharing Agreement accruing on or after January 1, 2010.  “2001 Note” means the Promissory Note, dated as of December 14, 2001, of the Company in the original principal amount of $75.0 million payable to HCC; “2005 Note” means the Promissory Note, dated as of October 1, 2005, of a wholly-owned subsidiary of the Company in the original principal amount of $132,785,424 payable to HCC; and “2006 Note” means the Promissory Note, dated as of March 21, 2006, of the Company in the original principal amount of $70,414,087.87 payable to HCC.

o
“Conversion Price” means the amount equal to (x) the quantity of (i) the total HCC Debt as of the Date of Determination, less (ii) $500 million, divided by (y) the Conversion Price Shares.  “Conversion Price Shares” means a notional number of shares of Class A Common Stock which, when combined with the number of shares of Class A Common Stock directly or indirectly owned by Hallmark Cards as of the Date of Determination (for purposes of such calculation (x) including with respect to shares of Class A Common Stock owned directly by Hallmark Entertainment Investments Co. (“HEIC”) only HEH’s pro rata portion of the Class A Common Stock owned by HEIC, and (y) excluding the shares of Class A Common Stock that will be receivable by HCC upon conversion of the Convertible Preferred Stock), will equal 90.1% of the sum of (i) all outstanding shares of Class A Common Stock on the Date of Determination prior to the Closing Date, (ii) the Conversion Price Shares and (iii) all shares potentially issuable upon exercise of all outstanding options as of the Date of Determination.

“Date of Determination” means the Closing Date, provided that if the Closing Date occurs on or after March 31, 2010, the “Date of Determination” will be deemed to be March 31, 2010.

•	The terms of the New Debt as set forth in the Credit Agreement will include without limitation the following:

o	Maturity: December 31, 2013.

o	Tranches:

▪
Term A Loan of $200 million will be cash-pay in terms of interest and will bear interest at the rate of 9.5% per annum through December 31, 2011, increasing to 12% on and after January 1, 2012 through December 31, 2013.

▪
Term B Loan of $115 million will be payable-in-kind, by adding interest to the principal (“PIK”), through December 31, 2010 and will become cash-pay for the quarterly period beginning on January 1, 2011 and for all quarterly periods thereafter. The interest rate will be 11.5% through December 31, 2011, increasing to 14% on and after January 1, 2012 and continuing through December 31, 2013.

o
PIK Toggle: The Company will have the option to PIK up to three quarterly cash payments in the aggregate for the Term A Loan and the Term B Loan.  For the avoidance of doubt, contractual PIK payments under the Term B Loan will not reduce the number of optional PIK payments available to the Company, and if the Company opts to PIK both the Term A Loan and the Term B Loan cash payments in a single quarter then that will count as two of the Company’s three quarterly PIK options.

o	Prepayment: The New Debt will be pre-payable at any time at par plus accrued interest.

o
Mandatory Prepayments: 100% of net cash proceeds from asset sales or other dispositions, except to the extent such net cash proceeds are reinvested in productive assets of a kind then used or usable in the business of the Company or its subsidiaries within 180 days of the sale or other disposition; 100% of net cash proceeds from equity issuances; 100% of net cash proceeds from debt issuances (exclusive of the Revolver as described below); 75% of Excess Cash Flow (as defined in the New Debt agreements); and upon the sale of assets in advance of a condemnation proceeding, or following the occurrence of a casualty or condemnation for which the Company or its subsidiaries have received proceeds, after such proceeds have been used to replace the subject assets.  Prepayments must be applied in the following order (i) first to PIK interest on the Term A Loan (ii) then to principal on the Term A Loan (iii) then to PIK interest on the Term B Loan, and (iv) finally to principal on the Term B Loan.

o
Change in Control:  The principal and interest on the New Debt will become immediately due and payable upon a change in control (as defined in the Credit Agreement) arising from (i) a Premium Transaction (as described below) or (ii) a transaction approved by a special committee of the Company's Board of Directors.

o
Collateral:  An existing lien on substantially all of the Company’s assets will be modified so it secures obligations under the Credit Agreement.  It is contemplated that this security interest will be subordinate to the lender under the bank revolving credit facility.

o
NICC Reserve Account:  The Company is required to redeem the preferred interest held by a wholly-owned subsidiary of National Interfaith Cable Coalition ("NICC") in Crown Media United States, LLC for $25.0 million by December 31, 2010.  Prior to closing of the Credit Agreement, the Company will establish with a financial institution a NICC Reserve Account in the Company's name and deposit in that account amounts which the Company chooses as a sinking fund for the mandatory redemption of that preferred interest.  The funds in the NICC Reserve Account are to be used to make any scheduled payments on the NICC preferred interest and at no time is the amount to exceed $25.0 million.

o
Covenants:  Negative covenants include limitations on debt incurrence; dividends; liens; capital expenditures; investments; restricted payments; sale/leaseback transactions; creation of subsidiaries; changes in business conducted; execution or amendment of material agreements in such a way as could be reasonably be expected to be materially disadvantageous to the Hallmark lenders; transactions with affiliates; and dispositions of property.

Financial covenants include:   The Company will not permit its Cash Interest Coverage Ratio as the end of any fiscal quarter to be less than 2.0:1.0.

“Cash Interest Coverage Ratio” is defined as the ratio of (a) EBITDA to (b) the sum of the Term A Loan and the Term B Loan cash interest expense (excluding PIK interest), in each case for a Measurement Period of  four consecutive fiscal quarters ending on the date of determination, adjusted pro rata for the three full quarters following the Closing Date.

“EBITDA” means for any period (x) Consolidated Net Income plus (y) to the extent Consolidated Net Income was reduced by such items: (i) provision for income taxes during such period; (ii) interest expense deducted in computing Consolidated Net Income; (iii) total depreciation expense and total amortization expense (other than amortization of capitalized film costs); (iv) any extraordinary, unusual or non-recurring expenses or losses, whether or not includable as a separate item in the statement of such Consolidated Net Income for such period (including, but not limited to losses on sales of assets outside of the ordinary course of business, impairment of assets, restructuring charges, transactions costs of the Recapitalization payable by the Company and write-offs of deferred costs for such period); (v) any other non-cash charges (other than write-offs or write-downs during such period of inventory, accounts receivable or any other current assets or liabilities in the ordinary course of business); minus (z)(i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on sale of assets outside of the ordinary course of business) for such period and (ii) any other non-cash income items increasing Consolidated Net Income for such period, all as determined for such period in conformity with GAAP.

The credit agreement for the Term A Loan and Term B Loan includes  cross defaults if there is a default under the Revolver unremedied during the applicable grace period or a default by the Company on any indebtedness for borrowed money and similar obligations in excess of $1,000,000 or if there is a failure to pay the redemption amount of $25.0 million on the preferred interest held by the NICC subsidiary in Crown Media United States, LLC.

•	The terms of the Convertible Preferred Stock will include without limitation the following:

o
Liquidation preference:  In the event of any liquidation or winding up of the Company, the holders of the Convertible Preferred Stock will be entitled to receive, in preference to the holders of the common stock of the Company, an amount equal to the greater of (x) $1,000 per share plus accrued but unpaid dividends thereon, or (y) that amount that would be received by such holders on an “as converted” basis (the “Liquidation Preference”).  A consolidation, merger, reorganization or other form of acquisition of the Company or a sale of all or substantially all of its assets will be deemed to be a liquidation or winding up for purposes of the liquidation preference.

o
Dividends: No dividends will accrue or be payable from the date of issue of the Convertible Preferred Stock through December 31, 2010; cumulative PIK dividends will accrue from and after January 1, 2011 through December 31, 2011 at a rate per annum of 14%; cumulative PIK dividends will accrue from and after January 1, 2012 through December 31, 2014 at a rate per annum of 16%; and cumulative cash-pay dividends will accrue for all periods thereafter at a rate per annum of 16%, in each case payable solely out of lawfully available surplus.  The Convertible Preferred Stock will participate with the common stock of the Company as to dividends on an “as converted” basis.  The Company may elect to pay accumulated PIK dividends in cash at any time, subject to lawfully available surplus.

o
Optional Conversion:  At the option of the holder, each share of Convertible Preferred Stock becomes and remains convertible at the earlier of December 31, 2013, or upon a payment or refinancing by the Company of all or substantially all of the New Debt, into such number of shares of common stock of the Company as is determined by dividing the Liquidation Preference of $1,000 plus accrued and unpaid dividends with respect to such shares of  Convertible Preferred Stock by the conversion price, with anti-dilution protection, including, among other things, an adjustment for certain issuances of common stock of the Company without consideration or for a consideration per share less than the then Conversion Price.

o
Redemption:  The Company must redeem (to the extent funds are lawfully available) the Convertible Preferred Stock when and as the Company receives, upon a refinancing of the New Debt, net proceeds from such refinancing in excess of the aggregate outstanding principal and interest amounts of New Debt (“Excess Refinancing Proceeds”).  The Company may voluntarily redeem the Convertible Preferred Stock at the Liquidation Preference at any time upon 10-days written notice.

o
Voting:  The Convertible Preferred Stock will vote together with the common stock of the Company on an “as-converted” basis.  In addition, the consent of holders of more than 50% of the Convertible Preferred Stock, voting as a separate class, will be required for the Company to do any of the following, among other things:  (i) Authorize or sell any equity securities pari passu or senior in right of liquidation to the Preferred Stock; (ii) except for certain indebtedness permitted by the Credit Agreement, authorize or issue any debt security unless the debt security has received the prior approval of the Board of Directors, or amend the terms of any agreement regarding material indebtedness of the Company unless the amendment has been approved by the Board of Directors; (iii) repurchase or redeem equity securities (other than from an employee following termination pursuant to an arrangement or agreement), or declare or pay any dividend on the common stock of the Company; (iv) sell, merge, recapitalize, reorganize, liquidate or dissolve the Company; (v) make any acquisitions greater than $5,000,000; (vi) amend organizational documents or enter into an agreement that adversely affects or alters the rights, preferences or privileges of the Convertible Preferred Stock; and (vii) issue any additional shares of common stock of the Company (other than pursuant to options outstanding on the Closing Date) or options or rights to acquire common stock of the Company.

Tax Sharing Agreement

The existing Federal Income Tax Sharing Agreement between Hallmark Cards and the Company will be amended effective as of January 1, 2010 (as amended, the “Tax Sharing Agreement”).  The amendment will provide, among other things, that:

o
Hallmark Cards will not pay any Crown Tax Benefits (defined in the Tax Sharing Agreement) in cash and instead will carry forward any such amounts to offset future Crown Tax Liability (defined in the Tax Sharing Agreement);

o	the Company will be allowed to deduct both cash-pay and PIK interest due to Hallmark Cards in calculating tax-sharing payments;

o	the conversion of the HCC Debt pursuant to the Recapitalization will not be deemed the payment of interest expense to Hallmark Cards;

o	tax attributable to the cancellation of indebtedness income will be excluded from the calculation of tax sharing payments; and

o	any amounts related to taxes owed to Hallmark Cards prior to December 31, 2009, will be included in the HCC Debt, which will be converted into Class A Common Stock.

The first payment by the Company pursuant to the Tax Sharing Agreement will occur after the first full quarter following the Closing Date and will be made in respect of the period commencing from January 1, 2010 through the last day of the first full quarter following the Closing Date.

Registration Rights Agreement

The Company and HCC will enter into a Registration Rights Agreement providing for three demand registration rights, three demand resale registration rights and unlimited piggyback registration rights.  The registration rights concern, among other things, Class A Common Stock issued in the Recapitalization, Class A Common Stock issuable upon the conversion of the Convertible Preferred Stock, and Class A Common Stock acquired pursuant to subscription rights of HCC described below.

Mergers and Amendments to Certificate of Incorporation

Two intermediate holding companies (HEIC and HEH) will be merged with and into the Company, and the stockholders of those companies will receive their pro rata direct ownership of Class A Common Stock in connection therewith (the “Mergers”).  The Company’s stockholders will receive no consideration in connection with these mergers.

The Company will effect an amendment to the Company’s certificate of incorporation which will automatically convert the shares of Class B Common Stock into shares of Class A Common Stock and eliminate the super-voting nature of the Class B Common Stock, resulting in the only authorized common stock being the Class A Common Stock.  The amendment will increase the Company’s authorized capital stock to 500,000,000 shares of Class A Common Stock and decrease the authorized Preferred Stock to 1,000,000 shares of preferred stock which may be issued in series designated by the Board of Directors, of which 400,000 will be designated as Series A Preferred Stock.

The provisions dealing with corporate opportunities will be revised to further delineate the duties of a director or officer of the Company who is also a director or officer of Hallmark Cards or its affiliates with respect to business opportunities and corporate transaction opportunities.

Currently the Company is governed by Section 203 of the Delaware General Corporation Law, dealing with restrictions on business combinations, although, by the terms of Section 203, the restrictions on business combinations do not currently apply to Hallmark Cards or its affiliates.  Pursuant to the amendments to the Certificate of Incorporation, the Company will elect not to be governed by Section 203 unless and until such time as (i) Section 203, but for the opt-out provision, would apply to the Company or (ii) there is a transaction in which Hallmark's beneficial interest in the Company is reduced to less than 50% of the outstanding shares of Class A Common Stock.

Further, the Company’s Board of Directors and Hallmark Cards affiliates representing more than a majority of the voting power of the Company’s capital stock have approved of an amendment to the Company’s Certificate of Incorporation that provides for a reverse stock split at any time prior to December 31, 2013 upon the request of a special committee of the Company’s Board of Directors.  The exact ratio of the reverse stock split will be determined by the Board of Directors, upon the recommendation of the special committee.

Revolver

As a condition to closing, the Company must have obtained a revolving credit facility from a third-party lender with a term of not less than 360 days from the Closing Date and with availability of at least $30.0 million (the “Revolver”).  The Revolver will have other terms and conditions reasonably acceptable to the Company, and Hallmark Cards must have guaranteed, or caused one or more of its affiliates to have guaranteed, the Revolver.

Waiver Agreement

The Amended and Restated Waiver and Standby Purchase Agreement, which was entered into on March 10, 2008 and most recently amended in May 2009 (the “Waiver Agreement”), has been amended to provide that the waiver thereunder will terminate automatically on August 31, 2010.  Additionally, Hallmark will use its best efforts to ensure that the Company will have continued access to up to $30.0 million under the Company’s existing revolving credit facility while the Waiver Agreement is in effect.

Standstill Agreement

Hallmark Cards and HCC (“Hallmark” in this context) will enter into a stockholders agreement (the “Stockholders Agreement”) with standstill provisions pursuant to which they will agree that Hallmark will not acquire any additional shares of common stock of the Company through December 31, 2013, except:

o	additional shares of Class A Common Stock resulting from the conversion of the Convertible Preferred Stock;

o	acquisitions pursuant to the subscription rights described in the next paragraph;

o	with the prior approval of a special committee of the Company’s Board of Directors comprised solely of independent, disinterested directors; and

o
from January 1, 2012 through December 31, 2013, either (i) pursuant to a tender offer for all of the Company’s shares of Class A Common Stock, which tender offer is subject to a majority-of-a-minority tender condition, or (ii) pursuant to a “Premium Transaction” as described below under “Co-Sale Rights.”

Until termination of the Stockholders Agreement, in the event that the Company proposes to issue additional shares of capital stock, options or rights to acquire equity securities or debt securities convertible into equity securities, the Company will offer to HCC and its affiliates such additional shares as will be necessary to ensure that Hallmark continues to own on a fully-diluted basis at least the same percentage of the shares of all classes of the Company capital stock as HCC and its affiliates owned immediately prior to such issuance.

Co-Sale Rights

The Stockholders Agreement also provides that:

o	Until December 31, 2013, HCC may not sell or transfer its Class A Common Stock to a third party, except:

▪	from the Closing Date through December 31, 2013, with the prior approval of a special committee of the Company’s Board of Directors comprised solely of independent, disinterested directors;

▪
on or after January 1, 2012, (i) in a Premium Transaction or (ii) pursuant to a public offering or block trade in which to the knowledge of HCC, no purchaser (together with its affiliates and associates) acquires beneficial ownership of a block of shares of the Company in excess of 5% (in the case of a public offering) or 2% (in the case of any block trade) of the outstanding Class A Common Stock; and

▪	to an affiliate of Hallmark Cards or pursuant to a bona fide pledge of the shares to a lender that is not an affiliate of Hallmark Cards (collectively, a “Permitted Transfer”).

A “Premium Transaction” is a transaction involving the sale or transfer by Hallmark of its shares of Class A Common Stock to a third party (by merger or otherwise) in which all stockholders unaffiliated with Hallmark will be entitled to participate and will be entitled to receive both (x) consideration equivalent in value to the highest consideration per share of Class A Common Stock received by HCC in connection with such transaction, and (y) a premium of $0.50 per share of Class A Common Stock (subject to adjustment for any stock splits, combinations, reclassifications, adjustments, sale of Class A Common Stock by the Company, or sale of Class A Common Stock by HCC pursuant to a public offering or block trade as permitted above, or any similar transaction).  For the avoidance of doubt, the aggregate premium shall not exceed $17,400,880, which is the product of the number of outstanding shares owned by minority stockholders as of the date of the Master Recapitalization Agreement multiplied by $0.50.  Also, for the avoidance of doubt, HCC may effectuate a Premium Transaction pursuant to a short-form merger (or other merger) between the Company and HCC or any purchaser of its shares, so long as the holders of Class A Common Stock not affiliated with HCC receive the consideration provided for in this paragraph in connection with such merger.

o
From and after January 1, 2014 until the earlier of December 31, 2020 and such time as Hallmark and its controlled affiliates no longer beneficially own a majority of the outstanding Class A Common Stock, HCC may not sell or transfer, in one or a series of related transactions, a majority of the outstanding shares of Class A Common Stock to a third party, unless (x) in a Permitted Transfer, (y) with the prior approval of a special committee of the Board of Directors or (z) all stockholders unaffiliated with Hallmark will at Hallmark’s option be entitled to either (i) participate in such transaction on the same terms as HCC or (ii) receive cash consideration equivalent in value to the highest consideration per share of Class A Common Stock received by HCC in connection with such transaction.

In addition, the Stockholders Agreement sets forth the terms on which Hallmark Cards or one of its affiliates is required to provide a guarantee of the Revolver.  The Hallmark obligations regarding the standstill provisions, co-sale rights and the guarantee of the Revolver will terminate upon a payment default on the New Debt, subject to a 60-day grace/cure period.  The Stockholders Agreement also terminates on the earlier of such time as Hallmark and its affiliates cease to own a majority of the Class A Common Stock or December 31, 2020.

Listing Requirements

Pursuant to the Stockholders Agreement, the Company will use its commercially reasonable best efforts to maintain the listing of the Class A Common Stock on the NASDAQ Global Market through December 31, 2013.  Until that date, HCC will (i) vote in favor of any proposed amendment to the Company’s certificate of incorporation to effect a reverse stock split with respect to the Class A Common Stock to maintain the listing on the NASDAQ Global Market if recommended by a majority of directors who are not affiliates of Hallmark and (ii) reasonably cooperate with the Company in meeting with representatives of the NASDAQ Global Market in support of such listing.  Through December 31, 2013, HCC will not cause the Company to voluntarily delist the shares of Class A Common Stock from NASDAQ Global Market or deregister the shares of Class A Common Stock under the Securities Exchange Act of 1934, as amended (except in connection with a Premium Transaction or tender offer by Hallmark which is a permitted acquisition of stock as described above).

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

A list showing the exhibit filed herewith is contained on the Exhibit Index, which immediately precedes such exhibit and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	March 1, 2010	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger of Crown Media Holdings, Inc. and Hallmark Entertainment Investments Co., dated as of February 26, 2010.
2.2	Agreement and Plan of Merger of Crown Media Holdings, Inc. and Hallmark Entertainment Holdings, Inc., dated as of February 26, 2010.
3.1	Form of Second Amended and Restated Certificate of Incorporation of Crown Media Holdings.
3.2	Form of Certificate of Designation, Powers, Preferences, Qualifications, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Stock of Crown Media Holdings, Inc.
3.3	Form of Third Amended and Restated Certificate of Incorporation of Crown Media Holdings, Inc.
4.1	Form of Stockholders Agreement by and among H C Crown Corp., Hallmark Cards, Incorporated and Crown Media Holdings, Inc.
4.2	Form of Registration Rights Agreement among H C Crown Corp., any Other HEIC Stockholder and Crown Media Holdings, Inc.
10.1
Master Recapitalization Agreement by and among Hallmark Cards, Incorporated, H C Crown Corp., Hallmark Entertainment Holdings, Inc., Crown Media Holdings, Inc., Crown Media United States, LLC, and The Subsidiaries of Crown Media Holdings, Inc. Listed as Guarantors on the Credit Facility, dated as of February 26, 2010.

10.2	Form of Credit Agreement Among Crown Media Holdings, Inc. as Borrower and HC Crown Corp., as Lender and Each of the Credit Parties Identified on the Signature Pages Hereto.
10.3	Form of Amendment No. 2 to Federal Income Tax Sharing Agreement between Hallmark Cards, Incorporated and Crown Media Holdings, Inc.
99.1	Press Release regarding Recapitalization.